UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No. ______)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

JOHN HANCOCK CAPITAL SERIES

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

Your vote is critical!

Dear John Hancock U.S. Global Leaders Growth Fund shareholder:

Recently, we sent you proxy material regarding the special meeting of shareholders that has been adjourned to August 3, 2018.
The fund’s records indicate that we have not received your vote. A quorum of shareholder responses is required to proceed, regardless of whether shareholders vote “for,” “against,” or “abstain” regarding each proposal. We urge you to vote as soon as possible in order to allow the fund to obtain a sufficient number of votes to hold the meeting as scheduled.

Your vote is important no matter the size of your fund holdings. Please vote promptly so your vote can be received prior to the time the special meeting of shareholders reconvenes on August 3, 2018 at 2:00 p.m.

How to vote

Online: Visit the website noted on your proxy card and enter the control number that appears on the proxy card. Follow the on-screen prompts to vote.
Phone: Call the toll-free touch-tone phone number listed on your proxy card. Have your proxy card with control number available. Follow the touch-tone prompts to vote. Or, you may cast your vote with a live proxy specialist, quickly and easily, by calling the following toll-free phone number: 833-786-6489.
Mail: Return the executed proxy card in the postage-paid envelope provided so it is received by August 3, 2018.

John Hancock Funds, LLC ■ Member finra, sipc

601 Congress Street ■ Boston, MA 02210-2805 ■ jhinvestments.com

Not FDIC insured. May lose value. no bank guarantee. not insured by any government agency.

VM #1: Introductory /

Hi, I’m calling about the meeting of shareholders of the John Hancock U.S. Global Leaders Growth Fund that is being held on August 3rd.

By now you’ve received proxy information relating to the meeting. The proposals that were approved by the Board of Trustees now require your vote.

As one of our top shareholders we need your participation. Voting promptly saves time, money and energy by avoiding additional mailings and calls.

You can vote right now by pressing [1]. If this message has reached your voicemail, please call phone # to vote today.

Thank you for your time and trust in John Hancock Investments, and for fulfilling your duty to vote.

Solicitation Script

John Hancock

John Hancock U.S. Global Leaders Growth Fund

Meeting Date: June 15, 2018

Adjourned Meeting Date: August 3, 2018

Toll Free Number: 833-786-6489

Inbound Greeting:

Thank you for calling the Broadridge Proxy Services Center for the John Hancock U.S. Global Leaders Growth Fund. My name is <Agent Name>. How may I assist you today?

Adjournment Outbound Greeting:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms. __________, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of your investment in the John Hancock U.S. Global Leaders Growth Fund. Due to the lack of shareholder participation, the special meeting of shareholders has been adjourned to August 3, 2018. Have you received proxy materials?

Voting:

Your board has recommended a vote IN FAVOR of the proposals.  Would you like to vote along with the recommendations of the board for all of your accounts?

Thank you, I am recording your <for, against, abstain> vote. For confirmation purposes, please state your full name.

And according to our records, you currently reside in <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code.

Thank you. You will receive a confirmation of your voting instructions within 5 days. If you have any questions, please contact us at this toll free number 833-786-6489.

Mr./Ms. <Shareholder’s Last Name>, your vote is important and your time is appreciated. Thank you and have a good <day, evening, night>.

If Unsure of voting or does not want to vote along with the recommendation of the Board:

Would you like me to review the proposals with you? <After review, ask them if they would like to vote now over the phone>.

If not received/Requesting material to be re-mailed:

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I can resend the proxy materials to you, or I can review the proposals with you and record your vote immediately by phone. <Pause for response>

After review, ask them if they would like to vote now over the phone:

Your Board recommends that you vote “FOR” the proposals. Would you like to vote along with the recommendations of the Board for all your accounts?

If they don’t want proposals reviewed:

Do you have an email address this can be sent to? <If yes, enter the email address in the notes and read it back phonetically to the shareholder.>

Thank you.  You should receive the proxy materials shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 833-786-6489.

If Not Interested:

I am sorry for the inconvenience. Please be aware that as a shareholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of the John Hancock U.S. Global Leaders Growth Fund. You should have received proxy materials electronically or in the mail concerning the special meeting of shareholders to be held on August 3, 2018.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, please call toll-free at 833-786-6489 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE:

Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of the John Hancock U.S. Global Leaders Growth Fund. You should have received proxy materials electronically or in the mail concerning the special meeting of shareholders to be held on August 3, 2018.

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Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, please call toll-free at 833-786-6489 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

FUND RECORDED ANSWERING MACHINE MESSAGE 1:

Hello, this is <Fund Representative> calling you with an important message concerning your investment in the John Hancock U.S. Global Leaders Growth Fund. You should have received proxy materials electronically or in the mail concerning the special meeting of shareholders to be held on August 3, 2018.

Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, please call toll-free at 833-786-6489 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

FUND RECORDED ANSWERING MACHINE MESSAGE 2:

Hello, this is <Fund Representative> calling you with an important message concerning your investment in the John Hancock U.S. Global Leaders Growth Fund. You should have received proxy materials electronically or in the mail concerning the special meeting of shareholders to be held on August 3, 2018. The meeting date is fast approaching and we need your help. Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, please call toll-free at 833-786-6489 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

FUND RECORDED ANSWERING MACHINE MESSAGE 3:

Hello, this is <Fund Representative> calling you with an urgent message concerning your investment in the John Hancock U.S. Global Leaders Growth Fund. You have probably received several messages concerning this special meeting either electronically, by mail or by phone. That is because the meeting date is just a few days away on August 3, 2018 and we need your help.

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Your vote is very important. Please sign, date and promptly mail your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, please call toll-free at 833-786-6489 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all shareholders. Thank you for your prompt attention to this matter.

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9AM to 10PM Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The shareholder meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions about your investment, please contact your Financial Advisor or the fund company directly. Thank you and have a nice day.

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